UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 1st Avenue Suite 330 PMB 88154
Seattle, Washington		98104-2246
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure required by this Item 3.03 is included in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2025, after the 2025 Annual Meeting of Stockholders, the Compensation Committee of the Board of Directors of the Company approved the adjustment of the number of shares authorized for issuance under the 2021 Equity Incentive Plan (“2021 Plan”), and the number of shares of common stock subject to outstanding equity awards under the 2021 Equity Plan and 2018 Equity Incentive Plan (the “2018 Plan”, and together with the 2021 Plan, the “Plans”), as well as any corresponding exercise prices, in proportion to the Reverse Stock Split, in accordance with the terms of the Plans. The Compensation Committee also approved an acceleration of all 11,258 outstanding unvested time-based restricted stock units and all 930 outstanding unvested time-based outstanding stock options, a portion of which are held by Yoko Miyashita, the Company’s Chief Executive Officer, and Suresh Krishnaswamy, the Company’s Chief Financial Officer, in order to reduce the ongoing administrative costs associated with maintaining such unvested awards and avoid certain costs that would have been associated with the Reverse Stock Split (defined below) with respect to such unvested awards. Based on the closing price of the common stock as of the day prior to the 2025 Annual Meeting of Stockholders, the value of all accelerated restricted stock units is $2,251.60; all unvested options have an exercise price, pre-Reverse Stock Split, in excess of $22.00, and therefore are significantly out of the money.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's 2025 Annual Meeting of Stockholders was held on June 11, 2025. On May 9, 2025, the record date for the Annual Meeting, there were 3,137,382 shares of the Company’s common stock outstanding and entitled to vote, of which 54.54% were present for purposes of establishing a quorum, as well as the Company's one (1) share of Series A Preferred Stock that was only entitled to vote on Proposal 3, and only in such a manner so as to mirror the voting of the common stock, but was entitled to 100,000,000 votes. At that meeting, stockholders took the actions below with respect to the proposals described in the Company’s 2025 Annual Proxy Statement, filed on May 9, 2025. With respect to the four proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Class I Nominee to the Company’s Board of Directors

The following Class I director was elected for a term of three years until the Company's 2028 Annual Meeting of Stockholders:

Nominee	Votes For	Withheld	Broker Non-Votes

Yoko Miyashita	637,551	282,252	791,620

Proposal 2 – Change of the Company's Name to Leafly.com Holdings, Inc.

The proposal to approve on an advisory basis an amendment to the Company's Second Amended and Restated Certificate of Incorporation to change the Company's name to Leafly.com Holdings, Inc. was approved by the following vote:

	Votes For	Votes Against	Abstentions

Proposal 2	1,529,585	177,473	4,365

However, as outlined in the Company's 2025 Annual Proxy Statement, filed on May 9, 2025, the Board of Directors retained the ability to, without further vote by the shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and its shareholders. In the meeting of the Board of Directors held on June 11, 2025, the Board decided that it would be in the best interests of the Company and its shareholders to delay the proposed name change. The Board intends to revisit this decision in approximately six months.

Proposal 3 – Reverse Stock Split

The proposal to effect a reverse stock split of the Company's common stock issued and outstanding or held in treasury at a ratio of between 1 for 200 and 1 for 500, and a reduction in the authorized stock of the Company, was approved by the following vote with respect to the common stock and the Series A Preferred Stock on a combined basis:

	Votes For	Votes Against	Abstentions

Proposal 3	70,198,283	29,742,498	979,022

As discussed below, subsequent to the annual meeting the Board of Directors approved a ratio of 1 for 500.

Proposal 4 – Approval of Adjournment

The proposal to approve one or more adjournments of the annual meeting on an advisory basis, if necessary or appropriate, including to solicit additional votes in favor of Proposal No.3, was approved by the following vote:

	Votes For	Votes Against	Abstentions

Proposal 4	1,269,998	422,682	18,743

No such adjournment was necessary.

Item 8.01. OTHER EVENTS

As previously discussed in the Company’s Proxy Statement filed on May 9, 2025, on April 1, 2025, the Board of Directors of the Company voted unanimously to approve, adopt and declare advisable, and to recommend to the Company’s stockholders that they approve at the 2025 Annual Meeting of Stockholders, an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock issued and outstanding or held in treasury at a ratio of between 1 for 200 and 1 for 500 and, contemporaneously with the Reverse Stock Split, a reduction to the number of shares of authorized common stock from 200,000,000,000 to 5,000,000 and authorized preferred stock from 5,000,000 to 1,000,000 (the “Authorized Share Reduction”). As described in greater detail above, on June 11, 2025, the stockholders at the 2025 Annual Meeting of Stockholders approved the Amendment. Shortly after the Annual Meeting, the Board of Directors approved a ratio of 1 for 500 shares. On June 11, 2025, the Company filed the Amendment with the Secretary of State of the State of Delaware, with the Reverse Stock Split becoming effective at 12:01 a.m. EST on June 20, 2025 (the “Effective Time”).

The Amendment provides that, among other things, at the Effective Time, every 500 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock issued and outstanding will be reduced from approximately 3.15 million shares to approximately 5,000 shares and the number of record holders will be reduced below 300, which would allow us to deregister pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend our reporting obligations under Section 15(d) of the Exchange Act. The Company intends to effectuate this deregistration and suspension of reporting obligations by filing a Form 15 with the Securities and Exchange Commission shortly after the Effective Time.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, holders who otherwise would have received fractional shares will receive an amount in cash equal to $0.28 per pre-Reverse Stock Split share of common stock. Each stockholder’s percentage ownership interest in the Company and the proportional voting power remain unchanged in connection with the Reverse Stock Split, except for minor changes and adjustments resulting from the effect of fractional interests.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Also, on June 11, 2025, in accordance with its terms, the outstanding share of Series A Preferred stock of the Company was automatically redeemed immediately following the approval by the stockholders of the Company of a Reverse Stock Split, as defined below.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, filed June 11, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	June 17, 2025	By:	/s/Suresh Krishnaswamy
Suresh Krishnaswamy, Chief Financial Officer